SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2001

USP REAL ESTATE INVESTMENT TRUST LIQUIDATING TRUST*

(Exact name of registrant as specified in its charter)

Iowa	0-7589	42-6603880
(State or other Jurisdiction of Organization)	(Commission File Number)	(IRS Employer Identification No.)

4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499

(Address of principal executive office)

Registrant's telephone number, including area code: (319) 398-8975

*USP Real Estate Investment Trust Liquidating Trust is the transferee of the remaining funds of USP Real Estate Investment Trust and files reports under USP Real Estate Investment Trust's Commission File Number.

Item 5. Other Events

The liquidating trustees of USP Real Estate Investment Trust Liquidating Trust (the "Registrant") have determined that all claims, debts, liabilities and obligations of the Registrant have been paid or discharged. Accordingly, the liquidating trustees made a final liquidating distribution of the estate of the Registrant in the amount of $264,474 ($.06816 per beneficial interest) effective as of August 31, 2001, to the beneficiaries of the Trust. Upon distribution of such amount, the Registrant terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USP REAL ESTATE INVESTMENT TRUST LIQUIDATING TRUST

/s/ Richard M. Osborne	/s/ Samuel L. Kaplan
Richard M. Osborne	Samuel L. Kaplan
Liquidating Trustee	Liquidating Trustee

Dated: August 31, 2001